SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                September 27, 2005
               ------------------------------------------------
               Date of Report (date of earliest event reported)


                          DELTA PETROLEUM CORPORATION
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             Exact name of Registrant as Specified in its Charter


         Colorado                  0-16203                 84-1060803
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State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


                                  Suite 4300
                                370 17th Street
                             Denver, Colorado, 80202
         ----------------------------------------------------------
         Address of Principal Executive Offices, Including Zip Code


                                (303) 293-9133
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             Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     On September 29, 2005 Delta Petroleum Corporation ("we," "our" or "us") acquired an undivided 50% working interest in approximately 145,000 net undeveloped acres in the Columbia River Basin in Washington, and purchased an interest in undeveloped acreage in the Piceance Basin in Colorado from Savant Resources, LLC ("Savant") for an aggregate purchase price of $85 million. James Wallace, who is one of our directors, owns approximately a 1.7% interest in Savant and also serves as a director of Savant, but was not involved in any of our negotiations to purchase the properties. The majority of the acreage in the Columbia River Basin consolidates our current leasehold position, whereby we now own a 100% working interest in approximately 350,000 net acres. In the Piceance Basin, we acquired Savant's interest in an entity that owns a 25% interest in approximately 6,314 gross acres that is currently being developed. The amount of the purchase price was determined through arms-length negotiations between the parties. The acquisition was funded through the issuance of equity securities discussed below.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

     On September 27, 2005 we sold 5,405,418 shares of common stock to twenty institutional investors at a price of $18.50 per share in cash for gross proceeds of $100,000 million and net proceeds of approximately $95 million. The proceeds were be used to finance the acquisition of assets from Savant Resources, LLC discussed above and to fund drilling activities. We engaged JP Morgan Securities, Inc. and Coker, Palmer, Phillips & Mullen, Inc. as placement agents for the transaction. As compensation for their services, the placement agents received a fee equal to five percent of the aggregate purchase price of the shares sold.

     In connection with this offering, we relied on the exemption provided by
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 of Regulation D promulgated under the Securities Act. We reasonably believe that all of the investors are "Accredited Investors" as such term is defined in Rule 501 of Regulation D. The investors were given access to complete information concerning us. The investors have represented to us that they have acquired the shares for investment purposes. Restrictive legends were placed on the certificates issued to the investors, and stop transfer orders were given to our transfer agent.

     We have agreed to file a registration statement with the Securities and Exchange Commission to register the shares sold in this offering under the Securities Act for resale by the investors by October 27, 2005, and use our commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     The exhibit identified below is filed as part of this report:

     Exhibit 10.1 Amended and Restated Purchase and Sale Agreement, dated as of September 1, 2005, between Delta Petroleum Corporation and Savant Resources LLC








                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)


Date:  September 30, 2005            By:/s/ Kevin K. Nanke
                                        -----------------------------
                                        Kevin K. Nanke, Treasurer
                                        and Chief Financial Officer